                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /x/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /x/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              SYSCO CORPORATION
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              JOHN F. WOODHOUSE
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - - --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- - - --------------------------------------------------------------------------------
     (3) Filing party:

- - - --------------------------------------------------------------------------------
     (4) Date filed:

- - - --------------------------------------------------------------------------------


- - - ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    [LOGO]

                               SYSCO CORPORATION
                              1390 ENCLAVE PARKWAY
                           HOUSTON, TEXAS 77077-2099

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 4, 1994

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sysco Corporation, a Delaware corporation (the "Company"), will be held November 4, 1994, at 10:00 A.M., in the Conference Center of the Sysco Corporate Headquarters located at 1390 Enclave Parkway, Houston, Texas, for the following purposes:

          A. To elect five directors for terms of office as shown in the attached Proxy Statement

          B. To approve the Amended and Restated Sysco Corporation Management Incentive Plan

          C. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only Common Stockholders of record on the books of the Company at the close of business on September 9, 1994, will be entitled to vote at the meeting.

     We hope you will be able to attend the meeting in person but if you cannot be present, it is important that you sign, date and promptly return the enclosed proxy in order that your vote may be cast at the meeting.

                                          JOHN F. WOODHOUSE
                                          Chairman of the Board

Dated: September 30, 1994
Enclosure:

     A copy of the Annual Report of Sysco Corporation for the fiscal year ended July 2, 1994, containing financial statements, is enclosed herewith.

                               SYSCO CORPORATION
                              1390 ENCLAVE PARKWAY
                           HOUSTON, TEXAS 77077-2099

                      1994 ANNUAL MEETING OF STOCKHOLDERS

                                PROXY STATEMENT

                                                              September 30, 1994

     The following information is furnished in connection with the solicitation of proxies for the 1994 Annual Meeting of Sysco Corporation (hereinafter called the "Company").

     A form of proxy for use at the meeting is enclosed. Any stockholder who executes and delivers a proxy has the right to revoke the same at any time before it is voted. The solicitation of proxies is made by and on behalf of the management of the Company.

     The cost of solicitation of proxies will be borne by the Company. The Company will authorize banks, brokerage houses and other custodians, nominees or fiduciaries to forward copies of proxy material to the beneficial owners of shares or to request authority for the execution of the proxies and will reimburse such banks, brokerage houses and other custodians, nominees or fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Company has retained Kissel-Blake Inc. to assist in the solicitation of proxies from such nominees and certain individual stockholders, in writing or by telephone, at an estimated fee of $7,000 plus reimbursement for reasonable out-of-pocket expenses. This Proxy Statement and form of proxy were first mailed to stockholders on or about September 30, 1994.

     As of September 9, 1994, the record date, there were outstanding 183,421,732 shares of the Company's Common Stock, $1 par value ("Common Stock"). The holders of Common Stock vote as a single class and are entitled to one vote per share, noncumulative. As of September 9, 1994, no person or group was known to the Company to own more than five percent of the Company's Common Stock. All directors and executive officers of the Company as a group (20 persons) owned beneficially 8,567,441 shares (constituting approximately 4.67%) of the Company's outstanding Common Stock as of September 9, 1994. As stated in the Notice of Annual Meeting of Stockholders attached hereto, only holders of Common Stock of record at the close of business on September 9, 1994 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer book will not be closed.

                             ELECTION OF DIRECTORS

     Five directors are to be elected. The Company's bylaws provide for the election of directors for staggered terms, with each director serving a three-year term. The Board of Directors has renominated four directors, John F. Baugh, Charles H. Cotros, Jonathan Golden, and Thomas B. Walker, Jr., and has nominated one additional person, Arthur J. Swenka, for three-year terms of office. The proxyholders intend to vote for the first five persons named below as directors. Messrs. Herbert Irving and James A. Schlindwein, whose terms of office as directors of the Company expire at the 1994 Annual Meeting, have chosen not to stand for re-election at that meeting. Messrs. Irving and Schlindwein will be retiring after 25 and 14 years, respectively, of distinguished service to the Company. The remaining ten persons named in the table below will continue in office for the terms which expire at the Annual Meeting of Stockholders in the year opposite their respective names.

     Management recommends that the five nominees named below be elected to the Board of Directors for the above-referenced terms of office. The five nominees have consented to being named in the Proxy Statement and to serve if elected. Unless otherwise directed in the proxy form, the proxyholders intend to vote in favor of electing Messrs. Baugh, Cotros, Golden, Swenka and Walker as directors for three-year terms of office and until their respective successors are elected and shall qualify.

     Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

     The name and age of each nominee, the term of office for which he is proposed to be elected, his principal occupation, the period during which he has served as a director, the number of shares of Common Stock beneficially owned directly or indirectly by each nominee as of the close of business on September 9, 1994 (according to information received by the Company) and the percentage of outstanding shares of Common Stock such ownership represented at September 9, 1994, are set out below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                              SHARES OF
                                                                                               COMMON
                                                                                                STOCK
                                                                                              BENEFICIALLY
                                                                                              OWNED AS
                                                                                                 OF              PERCENT
                                                                                              SEPTEMBER          OF
                                       PRINCIPAL                          DIRECTOR TERM          9,              OUTSTANDING
          NAME                         OCCUPATION                 AGE     SINCE    EXPIRES    1994(1)(2)         SHARES
- - - ------------------------  ------------------------------------    ---     ----     ----       ---------          -----
Directors Standing for
Election for Three-Year
Terms of Office
- - - --------------------
John F. Baugh...........  Senior Chairman of the Board of          78     1969     1994         811,350           .442%
                            Directors and Chairman of the
                            Executive Committee*
Charles H. Cotros.......  Executive Vice President of the          57     1985     1994         182,357           .099%
                            Company; President, Foodservice
                            Operations of the Company
Jonathan Golden.........  Partner, Arnall Golden & Gregory         57     1984     1994          24,000(4)        .013%
                            (counsel for the Company)*(3)
Arthur J. Swenka........  President and Chief Executive            57      -        -            87,431(5)        .048%
                          Officer, Nobel/Sysco Food Services
                            Company; Chairman and Chief
                            Executive Officer, Sysco Food
                            Services of Montana, Inc.
Thomas B. Walker, Jr....  Limited Partner, The Goldman Sachs       70     1970     1994         136,000           .074%
                            Group, L.P. (investment
                            bankers)*(6)
Directors with
Continuing Terms
- - - ----------------
Colin G. Campbell.......  President, Rockefeller Brothers Fund     58     1989     1995           1,000           .001%
                            (private philanthropic
                            foundation)(7)
Frank A. Godchaux III...  Chairman, Riviana Foods Inc. (food       67     1987     1995          27,000(8)        .015%
                            manufacturer)
Donald J. Keller........  Retired, formerly President, Chief       62     1986     1995           6,200           .003%
                            Operating Officer and Director,
                            WestPoint Pepperell (textile
                            manufacturer)*(9)
Frank H. Richardson.....  Retired, formerly President and          61     1993     1995           2,000           .001%
                          Chief Executive Officer of Shell Oil
                            Company
John F. Woodhouse.......  Chairman of the Board of Directors       63     1969     1995         665,722           .363%
                          and Chief Executive Officer of the
                            Company*(10)
John W. Anderson........  Retired, formerly Vice President --      62     1981     1996          12,202           .007%
                            Customer Services, Southwestern
                            Bell Telephone Company
                            (telecommunications)
Bill M. Lindig..........  President, Chief Operating Officer       57     1983     1996         400,953(12)       .219%
                          of the Company*(11)
Richard G. Merrill......  Retired, formerly Executive Vice         63     1983     1996          11,065           .006%
                            President, The Prudential
                            Insurance Company of America*(13)

                                             (Table continued on following page)

                                                                                              SHARES OF
                                                                                               COMMON
                                                                                                STOCK
                                                                                              BENEFICIALLY
                                                                                              OWNED AS
                                                                                                 OF              PERCENT
                                                                                              SEPTEMBER          OF
                                       PRINCIPAL                          DIRECTOR TERM          9,              OUTSTANDING
          NAME                         OCCUPATION                 AGE     SINCE    EXPIRES    1994(1)(2)         SHARES
- - - ------------------------  ------------------------------------    ---     ----     ----       ---------          -----
Donald H. Pegler, Jr....  Chairman, Pegler-Sysco Food Services     67     1987     1996       1,218,776(15)       .665%
                            Company; Chairman, Sysco Food
                            Services of Iowa, Inc.(14)
Phyllis S. Sewell.......  Retired, formerly Senior Vice            63     1991     1996           5,000           .003%
                          President, Federated Department
                            Stores, Inc.(16)
All Executive Officers and Directors as a Group (20 persons)
(17)(18)(19)(20)                                                                              8,567,441          4.671%

- - - ---------------

* Member of Executive Committee

 (1) Includes shares of Common Stock owned by the wives and/or dependent children of each of the following named individuals: John F. Baugh, 251,456 shares; Colin G. Campbell, 500 shares; Frank A. Godchaux III, 6,000 shares; Donald J. Keller, 200 shares; Donald H. Pegler, Jr., 5,216 shares and Arthur J. Swenka, 519 shares. Includes 14,800 shares owned by the wives and/or dependent children of other current executive officers and directors.

 (2) Includes shares of Common Stock subject to currently exercisable options as follows: John F. Baugh, 10,916 shares; Charles H. Cotros, 10,916 shares; and Bill M. Lindig, 4,316 shares.

 (3) Mr. Golden is a partner of Arnall Golden & Gregory, counsel for the Company.

 (4) Includes 20,000 shares held by a trust created under the estate of Sol I. Golden, of which Mr. Golden is a co-trustee.

 (5) Includes 12,264 shares held by a trust of which he is a trustee.

 (6) Mr. Walker is also a director of A.H. Belo Corporation and NCH Corp.

 (7) Mr. Campbell is also a director of Pitney-Bowes Inc., Hartford Steam Boiler Inspection and Insurance Company and Rockefeller Financial Services, Inc.

 (8) Includes 10,000 shares held by Riviana Foods Inc. of which Mr. Godchaux and his wife are affiliates.

 (9) Mr. Keller served as President and a director of WestPoint Pepperell from January 1986 through April 1989 and is currently a director of Air Express International, Inc.

(10) Mr. Woodhouse is also a director of Shell Oil Company.

(11) Mr. Lindig is also a director of Santa Fe Pacific Corporation.

(12) Includes 46,300 shares held by trusts of which his wife is trustee.

(13) Mr. Merrill is also a director of Dr. Pepper/7-Up Companies and W.R. Berkley Corporation.

(14) Mr. Pegler is also a director of the National Bank of Commerce and Lincoln Telecommunications Co.

(15) Includes 24,000 shares held by the Pegler Family Foundation, of which Mr. Pegler is a trustee.

(16) Mrs. Sewell is also a director of Pitney-Bowes Inc., U.S. Shoe Corp. and Lee Enterprises, Inc.

(17) Includes 46,848 shares subject to currently exercisable options held by current executive officers and directors.

(18) Unless otherwise noted, the persons named in the table have been engaged in the principal occupation shown therein for the past five years or longer.

(19) Messrs. Irving and Schlindwein, whose terms of office as directors of the Company expire at the 1994 Annual Meeting, have chosen not to stand for re-election at that Meeting. As of September 9, 1994, Messrs. Irving and Schlindwein owned 4,726,745 and 208,005 shares of Company Common Stock, respectively, constituting 2.577% and .113%, respectively, of the outstanding shares of Company Common Stock. Mr. Irving's ownership includes 168,742 shares held by his wife. As of September 9, 1994, Gregory K. Marshall, Senior Vice President, Multi-Unit Sales and an executive named in the Summary Compensation Table on page 8 hereof, owned 19,834 shares of Company Common Stock constituting .011% of the outstanding shares of Company Common Stock. Mr. Marshall's ownership includes currently exercisable options to purchase 2,996 shares.

(20) On December 31, 1993 E. James Lowrey retired from his position as Executive Vice President -- Finance & Administration of the Company and resigned as a director of the Company. On February 9, 1994 the Board of Directors was reduced to 16 directors. The Board of Directors has chosen to nominate individuals for the vacancies created by five of the six directors whose terms expire at the 1994 Annual Meeting and currently intends to reduce the Board of Directors to 15 directors after the 1994 Annual Meeting. Proxies may not be voted for more than five (5) persons.

DIRECTOR COMPENSATION

     Directors whose principal occupation is other than employment with the Company are compensated at the rate of $32,400 per year plus reimbursement of expenses for all services as a director, including committee participation or special assignments. Such directors are given the opportunity to defer their annual compensation until their retirement from the Board or until the occurrence of certain other events. Such deferred compensation accrues interest at a rate equal to a long-term index (the index utilized is the monthly average for the previous calendar year of the highest of the 20-year Treasury Bond, 10-year Treasury Note and Moody's Corporate Bond Yield Indices) plus 1%. The current rate of interest in effect is 8.54% per annum. Messrs. Godchaux, Golden, Merrill and Walker and Mrs. Sewell elected to defer their annual compensation for 1994. No other remuneration was paid for services as a director during the fiscal year ended July 2, 1994.

                             EXECUTIVE COMPENSATION

  REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     This report of the Compensation and Stock Option Committee of the Company documents the components of the Company's compensation programs for its executive officers and describes the basis on which fiscal 1994 compensation determinations were made with respect to the executive officers of the Company, including Mr. Woodhouse, the Chief Executive Officer. Prior to January 1, 1994, compensation decisions with respect to the Company's 1991 Stock Option Plan were made by the Company's Stock Option/SAR Committee, and all other compensation decisions were made by the Company's Compensation Committee. On January 1, 1994, these two committees were combined into one committee -- the Compensation and Stock Option Committee. All members of the prior two committees are members of the Compensation and Stock Option Committee (the "Committee"). In addition, Mrs. Phyllis S. Sewell was appointed to the Committee as of January 1, 1994.

OVERALL EXECUTIVE COMPENSATION PHILOSOPHY

     Since it became a publicly held corporation in 1970, the Company has always directly linked the compensation of its executive officers to the performance of the Company. Specifically, the Company has tied the level of its executive compensation to increases in the Company's earnings and return on shareholders' equity. This has been accomplished through the following means:

- - - - A "pay-for-performance" orientation based upon Company performance for corporate officers and a combination of operating company and corporate performance for operating company senior management;

- - - - Competitive base salaries;

- - - - Potentially significant annual incentive bonuses under the Company's Management Incentive Plan;

- - - - The issuance of performance-based stock options; and

- - - - Customary benefits, including a supplemental retirement plan.

     The factors and criteria upon which the determination of the fiscal 1994 compensation of Mr. Woodhouse, the Chief Executive Officer of the Company, was based were the same as those discussed below with respect to all executive officers named in the Summary Compensation Table.

BASE SALARIES

     The Company has established base salaries of the executive officers of the Company in the range of compensation payable to executive officers of United States industrial corporations without reference to specific Company performance criteria. This range of compensation is generally reexamined biannually through a survey of compensation practices across a broad cross section of U.S. industrial corporations. The survey sample does not necessarily include those companies in the peer group included in the performance graphs on pages 12 and 13 due to the differing size, management responsibilities and organizational structures of those corporations relative to the Company. The most recent survey conducted for the use of the Committee and Company management (the "Survey") was performed by an independent compensation consultant in October 1992. Base salaries for all of the executive officers were last reviewed on November 4, 1993, and adjustments were made in compensation which became effective January 1, 1994. At that time, Mr. Woodhouse's base salary was increased approximately 4.3%. It has been the consistent practice of the Company to maintain the chief executive officer's base salary at or below the median of the range of base salaries payable to chief executive officers of the surveyed industrial corporations which have job content for their chief executive officers comparable to that of the Company's. These base salaries along with the incentive compensation described below are intended to provide an appropriate financial reward to its executive officers.

ANNUAL INCENTIVE COMPENSATION

     The Committee provides annual incentive compensation to all executive officers of the Company through the Company's Management Incentive Plan ("MIP"). The MIP was adopted by the Board of Directors and approved by the shareholders in 1974. Although the incentive criteria have been modified from time to time since 1974, the plan itself has remained substantially the same since that time. The MIP is proposed to be amended. See "Proposal to Approve Amended and Restated Management Incentive Plan."

     The MIP is designed to offer significant opportunities for compensation which is directly tied to Company performance. In addition, the MIP is designed to foster significant equity ownership in the Company by the executive officers and all other participants in the MIP. The MIP is available not only to Mr. Woodhouse and the other executive officers, but to approximately 100 others who are members of the Company's corporate management or are managing officers of the Company's operating subsidiaries and divisions. Compensation decisions under the MIP are made with respect to all executive officers as a group, and as a result, the same compensation criteria are utilized with respect to all executives.

     For executive officers, incentive bonuses under the MIP are calculated in two parts. The first part depends on the overall performance of the Company and is based upon the interplay between the percentage increase in earnings per share and the return on shareholders' equity. The MIP utilizes a matrix based on these two factors to determine a percentage number which is applied to 70% of the participant's base salary. With respect to the determination of whether or not there has been an increase in earnings per share for a fiscal year during which the federal income tax rate has changed, such determination is made as if federal income tax rates had not changed during such fiscal year. The percentage determined by the matrix in fiscal 1994 was 70%, resulting in an award of 49% of base salary to each executive officer participating in this portion of the MIP, including Mr. Woodhouse, who was awarded $294,000.

     The second portion of the annual incentive bonus for executive officers under the MIP is dependent upon the number of Sysco operating companies which achieve a target return on capital. For the first ten operating companies achieving this goal, the participant earns 9% of the participant's base salary. In order for this portion of the incentive bonus to be paid, the operating companies achieving the goals, in the aggregate, must employ at least 50% of the total capital of all of the Company's operating companies. For each additional operating company achieving this goal, the participant earns 1 1/2% of the participant's base salary. In fiscal 1994, forty-one (41) Sysco operating companies met this goal, resulting in an award of 55.5% of base salary to each executive officer participating in this portion of the MIP, including Mr. Woodhouse, who was awarded $333,000.

     In order to encourage significant equity ownership in the Company by its executive officers and the management of its operating companies, the MIP provides that participants may elect to receive up to 40% of their annual incentive bonus in the form of Sysco Common Stock, based on a per share price equal to the closing price on the New York Stock Exchange of Sysco Common Stock on the last day of the fiscal year for which the MIP bonus is calculated. If the participant makes such election, the participant is awarded one additional share for each two shares received in accordance with the foregoing calculation. Although such stock is owned by the participant who receives dividends on the shares, for the first two years following the date of issue certain restrictions apply to the shares. In addition, participants who elect to receive Common

Stock are also entitled to receive an additional cash bonus ("Supplemental Bonus") equal to the product of (i) the value of such matching shares received by the participant (which is equal to the closing price of such shares on the last trading day of the fiscal year) and (ii) the effective tax rate applicable to the Company as described in the "Income Taxes" footnote to financial statements contained in the Company's Annual Report to Stockholders. In fiscal 1994, Mr. Woodhouse elected to receive 40% of his bonus in Sysco Common Stock. The stock portion of the bonus awarded Mr. Woodhouse under the MIP consisted of 16,180 shares valued at $376,185; he also received a Supplemental Bonus of $51,414.

     Finally, MIP participants are entitled to defer under the Company's Deferred Compensation Plan up to 40% of their annual incentive bonus (without considering any election to receive a portion of the bonus in stock). For deferrals of up to 20% of the annual incentive bonus, the Plan provides for the Company to make a payment equal to 50% of the amount deferred. This matching payment vests upon the earliest to occur of (i) the tenth anniversary of the date the matching payment is made, (ii) the participant's reaching age sixty,
(iii) the death or permanent disability of the participant, or (iv) a change in control of the Company. In fiscal 1994, Mr. Woodhouse deferred 30% of his MIP bonus.

     As determined by the Committee, based upon the foregoing criteria, over half of fiscal 1994 aggregate compensation (other than options, which are discussed under "1991 Employee Stock Option Plan" in this Report below) for the executive officers named in the Summary Compensation Table, including Mr. Woodhouse, was in the form of bonuses and therefore directly dependent upon Company performance.

BENEFITS

     Executives also participate in the Company's regular employee benefit programs, which include a pension program, a retirement and savings plan, group medical and dental coverage, group life insurance and other group benefit plans. In addition, executives are provided with a supplemental retirement plan which is designed, generally, to provide annual payments equal to 50% of the participant's final average annual compensation (i.e., the average compensation over the five consecutive calendar years out of the ten calendar years preceding retirement that provide the highest average annual compensation), less all Company and other retirement plan benefits and Social Security payments available to the participant upon retirement. Further details with respect to the Company's qualified pension plan are provided on pages 10 to 12, below. All decisions with respect to such benefits are made on a group basis; therefore, no individual decisions were made with respect to Mr. Woodhouse and the other executives named in the Summary Compensation Table.

1991 EMPLOYEE STOCK OPTION PLAN

     In fiscal 1994, the Company granted options to purchase shares of Company Common Stock to 616 key employees, including the Company's executive officers, pursuant to its 1991 Employee Stock Option Plan (the "Plan"). Under the Plan, the Company is permitted to issue stock options which are qualified as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), options which are not so qualified and stock appreciation rights. To date, the Company has issued only stock options under the Plan and has no current plans to issue stock appreciation rights. All fiscal 1994 grants were made in September 1993. No options which have an exercise price less than the fair market value of the Company's Common Stock may be granted.

     Prior to January 1, 1994, the Plan was administered by the Stock Option/SAR Committee of the Board of Directors (the "Option Committee"). As of January 1, 1994, the duties of the Option Committee were assumed by the Committee. In general, it was the practice of the Option Committee to consider issuing options under the Plan only when participants in the Management Incentive Plan are entitled to receive an annual incentive bonus thereunder. In other words, option grants generally were considered only in years when the Company achieves certain earnings per share and return on shareholders' equity targets. See "Annual Incentive Compensation" above. It is the current intention of the Committee to continue this practice, although it is not required to do so by the terms of the Plan.

     If the threshold earnings level for the grant of options is met, the Committee will determine whether or not to grant options to purchase Common Stock to the Chief Executive Officer and the other executive officers of the Company, along with certain managing officers of the Company's significant operating subsidiaries and divisions. In addition, the Committee, with the advice of Company senior management based upon input from the managing officers of the respective operating companies, will determine whether or not to grant option shares to those operating companies which have met their own individual earnings requirements for option grants. Finally, the Committee, with the advice of Company senior management, determines several other levels of option grants which will be made available to corporate management employees of the Company who have made significant contributions to the Company over the prior fiscal year.

     Although certain Company performance goals must be met before options are issued to any Plan participant, it has been the consistent practice of the Option Committee to impose additional Company performance goals before participants may exercise their options. Therefore, all stock options contain vesting requirements which, in the case of corporate employees, are based upon increases in Company earnings and return on shareholders' equity. These vesting requirements must be met in the first five fiscal years after the options are granted. In effect, therefore, there are two different sets of performance goals, one for the grant of the option and one for the exercise of the option. The Committee currently anticipates continuing this practice. The options granted under the Plan expire ten years after the date of grant, although the options must vest within the five-year vesting period or they will expire at the end of such five-year period.

     During fiscal 1994, Mr. Woodhouse received one (1) grant of 3,700 options at an exercise price of $28.875 per share. These options contain vesting requirements which are identical to those discussed above.

REVIEW OF POTENTIAL EFFECT OF SECTION 162(M)

     Section 162(m) of the Code ("Section 162(m)") generally sets a limit of $1 million on the amount of compensation (other than certain types of compensation, including "performance-related" compensation that complies with the requirements of Section 162(m)) that the Company can deduct for federal income tax purposes in any given year with respect to the compensation of each of the executive officers named in the Summary Compensation Table in the proxy statement with respect to such year for taxable years beginning on or after January 1, 1994. The Committee and the Board have determined, after reviewing the effect of
Section 162(m), that their policy will be to structure the performance-based compensation arrangements for such named executive officers, to the extent feasible and taking into account all relevant considerations, so as to satisfy
Section 162(m)'s conditions for deductibility. The proposal submitted to the stockholders for approval of the Amended and Restated Management Incentive Plan is intended to facilitate the Company's ability to qualify such compensation for the performance-based compensation exemption from the general limitation imposed by Section 162(m) on the Company's ability to deduct compensation paid to such named executive officers. See "Proposal to Approve Amended and Restated Management Incentive Plan" below.

                                     COMPENSATION AND STOCK OPTION COMMITTEE:

                                          Thomas B. Walker, Jr., Chairman
                                          John W. Anderson
                                          Colin G. Campbell
                                          Frank A. Godchaux III
                                          Jonathan Golden
                                          Donald J. Keller
                                          Richard G. Merrill
                                          Phyllis S. Sewell

     The following tables set forth information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company and its subsidiaries employed at the end of fiscal 1994 as to whom the total annual salary and bonus for the fiscal year ended July 2, 1994, exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                      ANNUAL COMPENSATION                    AWARDS(5)
                                            ----------------------------------------    -------------------
                                                                              (E)                      (G)         (I)
                                                                             OTHER        (F)         SECURITIES   ALL
                                                                             ANNUAL     RESTRICTED    UNDERLYING  OTHER
                                                      (C)         (D)       COMPEN-      STOCK        OPTIONS    COMPEN-
                   (A)                      (B)      SALARY      BONUS       SATION      AWARDS       /SARS       SATION
       NAME AND PRINCIPAL POSITION          YEAR      ($)       ($)(1)(2)    ($)(3)      ($)(4)       (#)(4)      ($)(6)
- - - -----------------------------------------   ----    --------    --------    --------    --------      -----      --------
John F. Woodhouse........................   1994    $587,500    $427,629          --    $376,185      3,700      $ 97,349
  Chairman of the Board of Directors        1993     562,500     403,664          --     403,628      3,960        70,008
  and Chief Executive Officer               1992     537,500     292,057                 292,039      4,494        51,564
Bill M. Lindig...........................   1994    $512,500    $374,163          --    $329,174      3,700      $  3,299
  President and Chief Operating             1993     487,500     351,013          --     350,980      3,960         2,733
  Officer and Director                      1992     462,500     252,231                 252,216      4,494        44,927
Charles H. Cotros........................   1994    $402,500    $299,340          --    $263,330      3,700      $ 47,178
  Executive Vice President and              1993     367,500     270,277          --     270,259      3,960        47,778
  President, Foodservice Operations and     1992     341,500     185,855          --     185,843      4,494        33,864
  Director
James A. Schlindwein.....................   1994    $377,500    $274,399          --    $241,382      3,700      $ 43,338
  Executive Vice President,                 1993     360,000     259,753          --     259,720      3,960        46,023
  Procurement and Director                  1992     341,500     185,855          --     185,843      4,494        33,864
Gregory K. Marshall......................   1994    $245,000    $178,195    $118,934    $156,728      3,700      $209,220
  Senior Vice President,                    1993     213,442     101,531          --     101,505      3,960         2,183
  Multi-Unit Sales                          1992     195,000     121,087          --     121,070      4,494        22,194

- - - ---------------

(1) Includes amounts deferred pursuant to the Company's Executive Deferred Compensation Plan.

(2) Does not include that portion of a participant's bonus which the participant elected to receive in the form of restricted Common Stock of the Company. See column (f).

(3) Does not include perquisites and other personal benefits, if any, the aggregate of which in the case of each named individual does not exceed the lesser of $50,000 or 10% of such individual's annual salary and bonus as reported. The $118,934 paid to Mr. Marshall in fiscal 1994 represents reimbursement for a portion of the tax liability resulting from the amount paid to Mr. Marshall described in Note (6) below.

(4) The amount presented is determined by multiplying the number of shares earned by the closing price of the Company's Common Stock on the New York Stock Exchange on the date as of which the shares were earned, without taking into consideration the following restrictions on the shares. The shares are not transferable by the recipient for two years following receipt thereof and are subject to certain repurchase rights on the part of the Company in the event of termination of employment other than pursuant to normal retirement or disability. The recipient receives dividends on the shares during the restricted two-year period. During fiscal 1994, the number of restricted shares received by the named individuals was as follows: Mr. Woodhouse -- 16,180 shares; Mr. Lindig -- 14,158 shares; Mr. Cotros -- 11,326 shares; Mr. Schlindwein -- 10,382 shares; and Mr.
     Marshall -- 6,741 shares. At the end of fiscal 1994, the aggregate number and dollar amount (computed as described above) of restricted shares held by the named individuals were as follows: Mr. Woodhouse -- 24,376 shares at $577,999; Mr. Lindig -- 21,285 shares at $504,664; Mr. Cotros -- 16,814 shares at $398,460; Mr. Schlindwein -- 15,656 shares at $371,143; and Mr. Marshall -- 8,802 shares at $207,451.

(5) Column (h), Long Term Incentive Plan Payouts, is not included in the table since no compensation required to be reported thereunder was paid to the named individuals during the periods covered by the
                                         (Footnotes continued on following page)
     table nor does the Company have any compensation plans which provide for the payment of such compensation.

(6) With respect to Mr. Marshall, the amount shown includes payments made by the Company to Mr. Marshall of $182,905 to reimburse him for the loss on and cost of the sale of his home in Denver, Colorado upon his relocation to Houston, Texas and $23,196 in moving costs paid by the Company in connection with the relocation. In addition to the foregoing, the amounts shown include the Company match equal to 50% of the amount each individual elected to defer under the Company's Executive Deferred Compensation Plan and the amount the Company paid for term life insurance coverage for each individual as follows:

                                             1994                            1993                            1992
                                 ----------------------------    ----------------------------    ----------------------------
                                            DEFERRED    TERM                DEFERRED    TERM                DEFERRED    TERM
                                  TOTAL      MATCH     INSURANCE  TOTAL      MATCH     INSURANCE  TOTAL      MATCH     INSURANCE
                                 -------    -------    ------    -------    -------    ------    -------    -------    ------
John F. Woodhouse.............   $97,349    $94,050    $3,299    $70,008    $67,275    $2,733    $51,564    $48,675    $2,889
Bill M. Lindig................     3,299       None     3,299      2,773       None     2,733     44,927     42,038     2,889
Charles H. Cotros.............    47,178     43,830     3,288     47,778     45,045     2,733     33,864     30,975     2,889
James A. Schlindwein..........    43,338     40,233     3,105     46,023     43,290     2,733     33,864     30,975     2,889
Gregory K. Marshall...........     3,119       None     3,119      2,183       None     2,183     22,194     20,180     2,014

     The following table provides, as to the individuals named in the Summary Compensation Table, information regarding the grants of stock options during the last fiscal year. The Company did not grant any stock appreciation rights during the last fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          GRANT
                                                                                          DATE
                                     INDIVIDUAL  GRANTS                                   VALUE
- - - ------------------------------------------------------------------------------------      -----
            (A)                (B)           (C)            (D)             (E)             (F)

                                             PERCENTAGE
                                             OF TOTAL
                              NUMBER OF      OPTIONS/SARS
                              SECURITIES     GRANTED TO                                   GRANT
                              UNDERLYING     EMPLOYEES     EXERCISE                        DATE
                              OPTIONS/SARS   IN            OR BASE                       PRESENT
                              GRANTED        FISCAL        PRICE          EXPIRATION       VALUE
            NAME              (#)(1)         1994         ($/SHARE)         DATE          ($)(2)
- - - ----------------------------  -----          ----         -------         ----------      -------
John F. Woodhouse...........  3,700          .58%         $28.875         9/3/2003        $48,951
Bill M. Lindig..............  3,700          .58%          28.875         9/3/2003         48,951
Charles H. Cotros...........  3,700          .58%          28.875         9/3/2003         48,951
James A. Schlindwein........  3,700          .58%          28.875         9/3/2003         48,951
Gregory K. Marshall.........  3,700          .58%          28.875         9/3/2003         48,951

- - - ---------------

(1) The options do not vest and become exercisable unless the Company attains certain levels of increases in pre-tax earnings and return on shareholders' equity. If these increases are not attained within five years of the date of grant, the options expire.

(2) The hypothetical grant value for the options was determined using a modified Black-Scholes pricing model. In applying the model, the Company assumed a 12-month volatility of 26.74%, a 7.16% risk-free rate of return, a dividend yield at the date of grant of 1.4%, and a 10-year option term. The Company did not assume any option exercises or risk of forfeiture during the 10-year term. If used, such assumptions could have reduced the reported grant date value. The actual value, if any, an executive may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance that the value realized will be at or near the value estimated by the modified Black-Scholes model.

     The following table provides information with respect to aggregate option exercises in the last fiscal year and fiscal year-end option values for the executive officers named in the Summary Compensation Table.

                        AGGREGATED OPTION/SAR EXERCISES
           IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

         (A)             (B)           (C)                  (D)                         (E)

                                                           NUMBER OF
                                                          UNEXERCISED                 VALUE OF
                                                           SECURITIES                UNEXERCISED
                          SHARES                           UNDERLYING               IN-THE-MONEY
                          ACQUIRED                      OPTIONS/SARS AT            OPTIONS/SARS AT
                          ON            VALUE           JULY 2, 1994(#)          JULY 2, 1994 ($)(2)
                          EXERCISE     REALIZED       --------------------       -------------------
          NAME            (#)           ($)(1)        EXERCISABLE   UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- - - ------------------------  ------       --------       -------       ------       -------      ------
John F. Woodhouse.......  11,170       $133,056          None        4,138          None      $1,498
Bill M. Lindig..........  13,960        205,703         4,316        4,138       $ 2,996       1,498
Charles H. Cotros.......   7,360        122,820        10,916        4,138        55,384       1,498
James A. Schlindwein....  26,826        448,057         2,850        4,138         1,530       1,498
Gregory K. Marshall.....    None           None         2,996        4,138         2,996       1,498

- - - ---------------

(1) Computed based on the difference between the closing price of the Common Stock on the day prior to exercise and the exercise price.

(2) Computed based on the difference between the closing price on July 2, 1994 and the exercise price.

DEFINED BENEFIT PENSION PLAN

     The Company has a defined benefit retirement plan which was amended and restated effective July 2, 1989 ("Retirement Plan"). In addition to the amendment and restatement, all the defined benefit retirement plans for nonunion employees provided by adopting employers of Sysco Corporation were merged into the Retirement Plan. The resulting plan provides for a monthly benefit payable for five years certain and life thereafter, depending upon when an employee became a participant, as set forth below:

          1. Employees Who Became Participants in the Retirement Plan Prior to July 2, 1989.

          Employees who were participants in the Retirement Plan on July 1, 1989, will receive an annual benefit equal to (a) the normal retirement benefit which accrued prior to July 2, 1989, plus (b) an amount equal to 1 1/2% of the participant's aggregate career compensation earned on and after July 2, 1989.

          2. Employees Who Became Participants in the Retirement Plan on or after July 2, 1989.

          Employees who became participants in the Retirement Plan on or after July 2, 1989, will receive an annual benefit equal to 1 1/2% of the participant's aggregate career compensation earned on and after July 2, 1989.

     In the event of a participant's death prior to his normal retirement age (the first day of the month after age 65) or the commencement of a benefit, if earlier, and if he has five or more years of credited service, the total death benefit is an amount equal to the value of the pension accrued by the deceased participant prior to his death or earlier termination of employment. The surviving spouse receives a portion of that benefit equal to a 50% survivor annuity unless the survivor annuity is waived by the participant with the spouse's consent prior to the participant's death. The remaining death benefit is payable to the participant's beneficiary for ten years certain and life thereafter.

     The following table sets forth the estimated annual retirement benefit payable under the Retirement Plan to persons in the specified compensation and years-of-service classifications, assuming the benefit formula described in clause (b) of paragraph 1 above applies, and therefore that all years of credited service are performed on or after July 2, 1989:

                             PENSION PLAN TABLE(1)

                    CAREER
                   AVERAGE
                 COMPENSATION
                  EARNED ON                             YEARS OF CREDITED SERVICE
                  AND AFTER                  ------------------------------------------------
               JULY 2, 1989(2)                 10           20            30            40
    --------------------------------------   -------      -------      --------      --------
      $ 50,000............................   $ 7,500      $15,000      $ 22,500      $ 30,000
       100,000............................    15,000       30,000        45,000        60,000
       150,000............................    22,500       45,000        67,500        90,000
       200,000............................    30,000       60,000        90,000       120,000(3)
       250,000............................    37,500       75,000       112,500       150,000(3)

- - - ---------------

(1) Assumes that the annual benefit is payable for five years certain and life thereafter and that Retirement Plan and Social Security retirement age is 65.

(2) Compensation for benefit calculation purposes is limited by law as follows as to the plan years commencing in the following calendar years: (a) 1993 to $235,840, (b) 1992 to $228,860, (d) 1991 to $222,220, (d) 1990 to
     $209,200. The maximum reverted to $150,000 for the plan year commencing in calendar year 1994. Therefore, the table does not extend past $250,000 as the compensation for plan purposes may not exceed the limits specified above.

(3) Current law and regulations limit retirement benefits in 1994 to $115,641 if they are payable for five years certain and life thereafter (assuming Retirement Plan and Social Security retirement age of 65). This limitation applies to total retirement benefits under the Retirement Plan as determined by adding benefits accrued with respect to periods of employment with the Company both before and after July 1, 1989. The Pension Plan Table does not reflect this limitation.

     Messrs. Cotros, Lindig, Schlindwein and Woodhouse, four of the five executive officers named in the Summary Compensation Table, were each employed by the Company prior to July 1, 1989, and are covered by the portion of the Retirement Plan described at paragraph 1 on the previous page. Mr. Marshall, the fifth executive officer named in the Summary Compensation Table, became a participant in the Plan on July 2, 1989 and his retirement benefit is calculated under paragraph 2 on page 10. Each of Messrs. Cotros, Lindig, Schlindwein, Woodhouse and Marshall has five years of credited service after July 1, 1989, and has, respectively, 13 years, 5 years, 9 years, 20 years and 5 years (vesting only) of credited service prior to July 2, 1989. All amounts shown in the Summary Compensation Table, other than deferred bonus, term life insurance payments and the Company match under the Executive Deferred Compensation Plan, are utilized to compute career average compensation. Messrs. Cotros, Lindig, Schlindwein and Woodhouse have received compensation in excess of the maximums permitted for retirement benefit calculations described in footnote (2) to the Pension Plan Table above. As a result, the career average compensation for each of these four named executive officers from July 2, 1989 through July 2, 1994 was $214,224. Since Mr. Marshall received less compensation than the maximum permitted for one year, his career average compensation for this period was $208,384.

     Messrs. Cotros, Lindig, Schlindwein and Woodhouse are eligible for benefits calculated under both of the benefit formulas described in clauses (a) and (b) of paragraph 1 on page 10. Assuming an annual benefit payable for five years certain and life thereafter and that the individual in question has reached normal Retirement Plan and Social Security retirement age of 65, each of the named executive officers has accrued the maximum benefit permitted under the Retirement Plan for credited service after July 1, 1989, which is $16,067, and has the following benefit calculated for credited service on and before July 1, 1989:

Mr. Cotros -- $57,629; Mr. Lindig -- $48,047; Mr. Schlindwein -- $57,629; and
Mr. Woodhouse -- $152,367. As mentioned above, Mr. Marshall's benefit is calculated under paragraph 2 on page 10 which results in an accrued benefit of $15,629 for credited service on or after July 2, 1989. However, as noted in footnote 3 to the Pension Plan Table, and given the above assumptions, under current law and regulations the maximum retirement benefit that is payable in 1994 if the individual were qualified for retirement and did retire would be $115,641. Therefore, if Mr. Woodhouse retired in 1994 his benefit would be limited to this overall maximum.

                               PERFORMANCE GRAPHS
PERFORMANCE GRAPHS

     The following two performance graphs compare the performance of the Company's Common Stock to the S&P 500 Index and to a peer group for the Company's last five and ten fiscal years, respectively. The peer group is comprised of Fleming Companies, Inc., Nash Finch Company, Richfood Holdings, Inc., Rykoff-Sexton, Inc., Super Food Services, Inc. and Super Value Stores, Inc. These distributors of grocery or foodservice products were selected since they comprise a broad group of publicly held corporations with food distribution operations similar in some respects to the Company's operations. Rykoff-Sexton, Inc. is the only other publicly held foodservice distributor, although, unlike the Company, it also manufactures certain food products. Each other member of the peer group is in the business of distributing grocery products to retail supermarkets. The Company considers this to be a more representative peer group than the "S&P Foods -- Wholesaler" index maintained by Standard & Poor's Corporation and consisting of the Company, Fleming Companies, Inc. and Super Value Stores, Inc. The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of each period measured. The graphs assume that the value of the investment in each of the Company's Common Stock, the index and the peer group was $100 at each of July 1, 1989 and June 30, 1984, and that all dividends were reinvested. Performance data for the Company is provided as of the last trading day of each of the Company's last five and ten fiscal years, respectively. Performance data for the S&P 500 Index and for each member of the peer group is provided for the last trading day closest to June 30 of each year.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      MEASUREMENT PERIOD                               S&P 500
    (FISCAL YEAR COVERED)                SYSCO          INDEX         PEER GROUP

1989                                    100.00          100.00          100.00
1990                                    145.58          116.49           99.03
1991                                    175.45          125.10          103.02
1992                                    205.90          141.88           93.08
1993                                    214.55          161.22          115.88
1994                                    204.97          162.84          108.40

                 COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN

      MEASUREMENT PERIOD                               S&P 500
    (FISCAL YEAR COVERED)                SYSCO          INDEX         PEER GROUP

1984                                    100.00          100.00          100.00
1985                                    121.88          130.96          145.25
1986                                    191.50          177.87          191.31
1987                                    237.82          222.63          204.38
1988                                    201.65          207.27          181.09
1989                                    326.72          249.86          210.44
1990                                    475.84          291.06          208.40
1991                                    573.24          312.60          216.80
1992                                    672.70          354.52          195.88
1993                                    700.95          402.84          243.87
1994                                    669.69          406.91          228.12

                               OTHER INFORMATION

     The Company's Nominating Committee, consisting of Jonathan Golden (Chairman), Colin G. Campbell, Donald J. Keller, Richard G. Merrill and Thomas
B. Walker, Jr., held three (3) meetings during fiscal year 1994. The function of the Nominating Committee is to propose directors and officers for election or reelection. The Nominating Committee will consider nominees recommended in writing by stockholders.

     The Company's Compensation Committee, consisting of Thomas B. Walker, Jr. (Chairman), Jonathan Golden, Donald J. Keller and Richard G. Merrill, held two
(2) meetings, during fiscal year 1994. Prior to January 1, 1994, the function of the Compensation Committee was to consider for recommendation to the Board of Directors of the Company the annual compensation of directors and officers of the Company, to administer the Management Incentive Plan and to provide guidance in the area of employee benefits, including retirement plans and group insurance. The Company's Stock Option/SAR Committee, consisting of John W. Anderson (Chairman), Colin G. Campbell, Frank A. Godchaux III, Richard G. Merrill and Thomas B. Walker, Jr. held one (1) meeting during fiscal year 1994. The Stock Option/SAR Committee administered the Company's 1991 Employee Stock Option Plan prior to January 1, 1994. The Compensation and Stock Option Committee, consisting of Thomas B. Walker, Jr. (Chairman), Jonathan Golden, Donald J. Keller, Richard G. Merrill, John W. Anderson, Colin G. Campbell, Frank
A. Godchaux III and Phyllis S. Sewell, held two (2) meetings during fiscal year 1994. The Compensation and Stock Option Committee succeeded to all functions of the Compensation Committee and the Stock Option/SAR Committee as of January 1, 1994.

     The Board of Directors held five (5) meetings during fiscal year 1994 and all directors of the Company attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served during fiscal year 1994.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company or written representations from the Company's executive officers and directors, the Company believes that with respect to fiscal year 1994 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met. Subsequent to the end of fiscal 1994, Mr. Golden filed one report late on Form 4 which was required to have been filed with respect to fiscal 1993. This report pertained to a change in the beneficial ownership of shares transferred from an estate of which Mr. Golden was an executor to a trust, created under such estate, of which he is a trustee.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Anderson, Campbell, Godchaux, Golden, Keller, Merrill, and Walker, and Mrs. Sewell were the only members of the Company's Board of Directors to serve on the Company's Compensation, Stock Option/SAR or Compensation and Stock Option Committees during fiscal 1994 and were not, during fiscal year 1994 or prior thereto, officers or employees of the Company or any subsidiary thereof. Mr. Walker is a limited partner of The Goldman Sachs Group, L.P., an affiliate of Goldman, Sachs & Co. Goldman, Sachs & Co. is an investment banking firm which performed management services in connection with the Company's commercial paper program and brokerage services in connection with the Company's stock repurchase program. Mr. Golden is the sole stockholder of Jonathan Golden, P.C., a partner in the law firm of Arnall Golden & Gregory, Atlanta, Georgia, counsel to the Company. The Company believes that fees paid to such firm were fair and reasonable in view of the level and extent of services rendered. Mr. Godchaux is Chairman and the owner, with his wife, of 14% of the outstanding capital stock of Riviana Foods Inc., a food products company which had sales to the Company of approximately $858,000 during fiscal 1994. The Company believes that the terms of such transactions were fair and no less favorable to the Company than those available from other suppliers.

                              PROPOSAL TO APPROVE
                 AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

     As noted in the Report of Compensation and Stock Option Committee under "Annual Incentive Compensation" above, the Company has had a Management Incentive Plan in effect since 1974 (the "Prior MIP"). On September 2, 1994, however, the Board of Directors adopted, subject to stockholder approval, an Amended and Restated Management Incentive Plan ("Restated MIP"). One of the primary purposes for adopting the Restated MIP was to ensure that, with respect to any given year, any compensation in excess of $1 million payable to each of the executive officers listed in the Summary Compensation Table in the proxy statement with respect to such year will remain deductible for income tax purposes. See "Review of Potential Effect of Section 162(m)" in the Report of the Compensation and Stock Option Committee. Set forth below are a brief description of the material differences between the Restated MIP and the Prior MIP and a summary of certain material provisions of the Restated MIP. Except as noted below, the Restated MIP is materially unchanged from the Prior MIP. If the shareholders do not approve the Restated MIP, no compensation will be paid pursuant thereto.

MATERIAL DIFFERENCES BETWEEN THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN AND THE COMPANY'S PRIOR MANAGEMENT INCENTIVE PLAN.

     As discussed in the Report of Compensation and Stock Option Committee on Executive Compensation, "Review of Potential Effect of Section 162(m)," above,
Section 162(m) of the Code sets a limit of $1 million on the amount of compensation that the Company can deduct for federal income tax purposes for a given year with respect to the compensation of each of the executive officers listed in the Summary Compensation Table in the proxy statement with respect to such year for taxable years beginning on or after January 1, 1994; provided, however, that certain types of "performance-based" compensation may be deducted regardless of such limit if the material terms under which such compensation is paid, including the performance goals related thereto, are approved by the Company's stockholders and the Company complies with certain other provisions of
Section 162(m).

  SECTION 162(M) AMENDMENTS

     Subject to stockholder approval, the Prior MIP has been amended as follows in order to comply with Section 162(m) and the regulations promulgated pursuant thereto:

  Composition of Administering Committee

     The committee which administers the Restated MIP (the "Committee") is required to be composed of persons who are both "disinterested" within the meaning of Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended, and "outside directors" for purposes of Section 162(m), as defined in the regulations thereunder. The Prior Plan was administered by the Company's Compensation Committee, members of which were required only to be "disinterested" pursuant to Rule 16b-3. It is currently anticipated that the Restated MIP will be administered by the Company's Compensation and Stock Option Committee or a subcommittee thereof.

  Classes of Participants

     The Restated MIP provides for three classes of participants, to be designated by the Committee prior to each fiscal year: corporate participants selected from officers of the Company elected by the Board of Directors and employed by the Company or a subsidiary or division thereof ("Corporate Participants"), certain officers of a division or subsidiary of the Company ("Subsidiary Participants") and "covered employees" of the Company within the meaning of such term as contained in Section 162(m) and the regulations thereunder ("Senior Executive Participants"). If a participant qualifies as both a Senior Executive Participant and a Corporate or Subsidiary Participant during any fiscal year, he or she shall be considered to be a Senior Executive Participant and not a Corporate or a Subsidiary Participant with respect to such fiscal year. There are 21 Corporate Participants and 76 Subsidiary Participants with respect to fiscal 1995. Of these individuals, the chief executive officer and the four most highly compensated executive officers of the Company other than the chief executive officer will automatically be designated as Senior Executive Participants at the end of the fiscal year pursuant to the provisions of the Restated MIP. The Prior MIP provided for only Corporate and Subsidiary Participants (and contained a provision for an additional class of designated participants which was never utilized). Those provisions of the Restated MIP which apply specifically to Senior Executive Participants were not contained in the Prior MIP and are described at "Summary of Certain Material Provisions of Amended and Restated Management Incentive Plan, Senior Executive Participants" below.

  Delegation of Committee's Duties

     The Prior MIP provided that in certain circumstances the Committee could delegate a number of its duties to the Chairman of the Board or the President of the Company. The Restated MIP has eliminated the Committee's ability to delegate its authority with respect to Senior Executive Participants since any such delegation would violate the Section 162(m) "outside director" requirement.

  Committee Certification

     The Restated MIP provides that no payments may be made thereunder with respect to Senior Executive Participants prior to the Committee's certification that the relevant performance goals have been satisfied. This certification is required by Section 162(m).

  Amendments and Termination

     The Prior MIP provided that it could be amended and/or terminated at any time by the Compensation Committee of the Company. The Restated MIP may be amended and/or terminated only by the Board of Directors of the Company. In addition, any amendment to the performance goals contained in the Restated MIP that is "material" within the meaning of Section 162(m) or any regulations promulgated pursuant thereto must be approved by the stockholders of the Company prior to the payment to any Senior Executive Participant of any amounts pursuant to the terms of such amendment.

  ADDITIONAL AMENDMENTS

     In addition to amendments made in order to comply with Section 162(m) and the regulations promulgated pursuant thereto, the Prior MIP has also been amended, subject to stockholder approval, as follows:

  Additional Bonus

     The Restated MIP provides for an "Additional Bonus" which is potentially available only to Subsidiary Participants. This bonus is discussed further in connection with the "Summary of Certain Material Provisions of the Amended and Restated Management Incentive Plan" below. The Prior MIP did not explicitly provide for the payment of such bonus.

  Ninety Day Designation Requirement Deleted

     The Restated MIP provides that the Committee shall designate participants prior to the commencement of each fiscal year or as soon as practicable thereafter. The Prior MIP required such designation to be made by the Company's Compensation Committee at least ninety (90) days prior to the commencement of the fiscal year except in certain circumstances.

SUMMARY OF CERTAIN MATERIAL PROVISIONS OF AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

  Corporate Participants

     Compensation to be paid to Corporate Participants in the Restated MIP is determined in accordance with the performance criteria described in the "Report of Compensation and Stock Option Committee on Executive Compensation -- Annual Incentive Compensation" above.

  Subsidiary Participants

     Incentive bonuses under the Restated MIP for Subsidiary Participants are calculated in up to four parts. The first part depends upon the results of operations of the subsidiary or division employing such participant, and is based upon the interplay between the percentage increase in pre-tax earnings and return on capital ("Operations Bonus"). The Restated MIP utilizes a matrix based on these two factors to determine a percentage number which is applied to 70% of the participant's base salary.

     The second portion of the annual incentive bonus for Subsidiary Participants is based upon the interplay, for the Company as a whole, between the percentage increase in earnings per share and the return on shareholders' equity. The Restated MIP utilizes a matrix based on these two factors to determine a percentage number which is applied to 20% of the Subsidiary Participant's base salary.

     Subsidiary Participants may also elect to receive up to 40% of their annual incentive bonus in the form of Company Common Stock, pursuant to the same conditions discussed with respect to Corporate Participants under the heading "Report of Compensation and Stock Option Committee on Executive Compensation -- Annual Incentive Compensation" above. If this election is made, Subsidiary Participants are eligible to receive the Supplemental Bonus discussed in the "Report of Compensation and Stock Option Committee on Executive
Compensation -- Annual Incentive Compensation" above.

     Subsidiary Participants may also receive an additional bonus (the "Additional Bonus") to be awarded in the sole discretion of the Committee administering the Restated MIP. The Additional Bonus is based, at the discretion of the Committee, upon (i) annual sales increases over the prior year's sales in excess of 15%, (ii) the development of management personnel made available to other operations of the Company, (iii) the supervision of another subsidiary or division of the Company in addition to the subsidiary or division which employs the participant and to which he or she is primarily responsible, and (iv) such other criteria as the Committee may develop in its sole discretion.

     Unless otherwise determined by the Committee in its sole discretion, only Subsidiary Participants whose operation achieved a 20% or greater pretax return on capital for the fiscal year preceding the fiscal year for which the bonus is being determined will be entitled to a bonus determined in the manner described above. For any Subsidiary Participant whose operation did not achieve a 20% or greater pretax return on capital for the prior fiscal year, the Committee may establish a special bonus formula for, or it may decline to award a bonus to, such Subsidiary Participant for the current fiscal year.

     Finally, Subsidiary Participants are entitled to defer up to 40% of their annual incentive bonus under the Company's Deferred Compensation Plan (without considering any election to receive a portion of the bonus in stock). The vesting, matching and other conditions applicable thereto are identical to those described with respect to Corporate Participants under the heading "Report of Compensation and Stock Option Committee on Executive Compensation -- Annual Incentive Compensation" above.

  Senior Executive Participants

     Senior Executive Participants are compensated pursuant to the Restated MIP in accordance with the criteria described above utilized in connection with Corporate Participants and Subsidiary Participants, as applicable; provided, however, that no Senior Executive Participant may in any event receive an aggregate bonus under the Restated MIP, determined by aggregating the value of all cash and securities received, which is in excess of one percent (1%) of the Company's earnings before income taxes, as disclosed in the "Consolidated Results of Operations" section of the Company's Annual Report to the Securities and

Exchange Commission on Form 10-K for the applicable fiscal year. In addition, Senior Executive Participants who would otherwise be Subsidiary Participants are ineligible to receive Additional Bonuses.

AMENDED AND RESTATED PLAN BENEFITS

     It is impossible to determine the benefits which will be paid to any individuals with respect to fiscal 1995 pursuant to the Restated MIP should it be approved by the Company's stockholders. The following table sets forth the dollar value of the bonuses paid to each of the following with respect to fiscal 1994 pursuant to the Prior MIP. The amounts which would have been paid with respect to fiscal 1994 pursuant to the Restated MIP if it had been in effect are identical to the amounts set forth below:

                              NAME AND POSITION                     DOLLAR VALUE($)
            ------------------------------------------------------  ---------------
            John F. Woodhouse                                         $   803,814
              Chairman of the Board of
              Directors and Chief
              Executive Officer
            Bill M. Lindig                                            $   703,337
              President and Chief
              Operating Officer and
              Director
            Charles H. Cotros                                         $   562,670
              Executive Vice President
              and President,
              Foodservice Operations
              and Director
            James A. Schlindwein                                      $   515,781
              Executive Vice President
              Procurement and Director
            Gregory K. Marshall                                       $   334,923
              Senior Vice President
              Multi-Unit Sales
            Executive Group                                           $ 3,538,458
            Non-Executive Director Group                              $   192,492
            Non-Executive Officer                                     $ 1,651,508
              Employee Group

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN.

                      VOTING PROCEDURES AND VOTE REQUIRED

     The Board of Directors of the Company will select one or more Inspectors of Election, who shall determine the number of shares of voting stock outstanding, the voting power of each, the number of shares of stock represented at the Annual Meeting, the existence of a quorum (which shall consist of thirty-five percent (35%) of the shares entitled to vote), and the validity and effect of proxies. The Inspectors of Election shall receive votes, ballots or consents, hear and determine any challenges and questions arising in connection with the right to vote, tabulate all votes cast for and against (and abstentions in respect of) each proposal and determine the result of such vote.

     In accordance with the Delaware General Corporation Law, the election of the nominees named herein as directors will require a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Annual Meeting. Abstentions and broker non-votes will not be relevant to the outcome.

     The proposal for approval of the Amended and Restated Management Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote on the proposal. Abstentions will have the effect of "negative" votes with respect to this proposal, while broker non-votes will have no effect on the outcome of the proposal.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the independent certified public accountants providing auditing, financial and tax services to the Company for fiscal year 1994 and will provide such services during the current fiscal year 1995. The Company expects that representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and that they will be available to respond to appropriate questions.

     The Company has an Audit Committee of the Board of Directors which is composed of Richard G. Merrill (Chairman), Colin G. Campbell, Frank A. Godchaux III, Frank H. Richardson, Phyllis S. Sewell and Thomas B. Walker, Jr. The Audit Committee held three (3) meetings during fiscal year 1994. The Audit Committee reviews and reports to the Company's Board of Directors with respect to various auditing and accounting matters, including recommendations as to the selection of the Company's independent public accountants, the scope of the audit procedure, the nature of the services to be performed for the Company, the fees to be paid to the Company's independent public accountants, the performance of the Company's independent public accountants and the accounting practices of the Company.

                             STOCKHOLDER PROPOSALS

     Appropriate proposals of stockholders intended to be presented at the Company's 1995 Annual Meeting of Stockholders must be received by the Company by June 2, 1995 for inclusion in its Proxy Statement and form of proxy relating to that meeting. If the date of the next Annual Meeting is advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the Annual Meeting to which the Proxy Statement relates, the Company shall, in a timely manner, inform its stockholders of the change and the date by which proposals of stockholders must be received.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     Management does not know of any other matters to come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

     UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE 1994 ANNUAL MEETING OF STOCKHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED JULY 2, 1994. REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO MRS. LA DEE G. RIKER, VICE PRESIDENT AND SECRETARY, SYSCO CORPORATION, 1390 ENCLAVE PARKWAY, HOUSTON, TEXAS 77077-2099.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                    PROXY


                              SYSCO CORPORATION


            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              SYSCO CORPORATION
       FOR THE ANNUAL MEETING OF STOCKHOLDERS NOVEMBER 4, 1994, 10:00 A.M.

        The undersigned hereby constitutes and appoints John F. Baugh and Herbert Irving, and each of them jointly and severally, proxies, with full power of substitution to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sysco Corporation (the ""Company'') to be held on November 4, 1994, at 10:00 A.M., in the Conference Center of the Sysco Corporate Headquarters located at 1390 Enclave Parkway, Houston, Texas, or any adjournment thereof.

        The undersigned scknowledges the receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated September 30, 1994, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or any of them, to vote as set forth on the reverse side.

               CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                           SEE REVERSE SIDE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE SPECIFIED WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR NAMED BELOW AND "FOR" APPROVAL OF THE AMENDED AND RESTATED SYSCO CORPORATION MANAGEMENT INCENTIVE PLAN.

1. Election of Directors.

NOMINEES: John F. Baugh, Charles H. Cotros, Jonathan Golden, Arthur J. Swenka and Thomas B. Walker, Jr.

            FOR       WITHHELD
            / /         / /

/ /
FOR all nominees except those whose name(s) are written above

2. Approval of the Amended and Restated Sysco Corporation Management Incentive Plan.
                 FOR      AGAINST     ABSTAIN
                 / /        / /         / /

3. On all other matters which may properly come before the meeting or any adjournment thereof.

NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.

Mark here for address change and note at left  / /

(Signature should conform to name and title stenciled hereon. Where there is more than one owner each should sign. Executors, administrators, trustees, guardians and attorneys should add their titles upon signing).

PLEASE SIGN BELOW, DATE AND RETURN PROMPTLY.

Signature: _______________________________  Date ____________
Signature: _______________________________  Date ____________

                     INDEX TO EXHIBITS

EXHIBIT
NUMBER
- - - -------

  99      AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN FOR SYSCO CORP.